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                                                                    Exhibit 4.5


                             PRICEINTERACTIVE, INC.
                              STOCK INCENTIVE PLAN


     1. PURPOSE. The purpose of this Stock Incentive Plan (the "Plan") is to promote the interests of PriceInteractive, Inc. (the "Corporation") by providing to its key employees, directors and consultants an opportunity to acquire and share in the increase in the value of the Corporation's Class A Common Stock, par value $0.01 per share ("Common Stock"), through the award of incentive stock options ("ISOs", as defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), nonqualified stock options (ISOs and nonqualified stock options are hereinafter referred to collectively as "Options"), stock appreciation rights ("SARs"), restricted shares of Common Stock ("Restricted Stock"), and restricted stock units ("Restricted Stock Units").

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). The Board shall have full authority, consistent with the Plan, to interpret the Plan, to promulgate such rules with respect to the Plan as it deems desirable, and to make all other determinations necessary or desirable in the judgment of the Board for the administration of the Plan. No member of the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan, any agreement entered into in connection with the Plan, or any Options, SARs, Restricted Stock or Restricted Stock Units awarded under the Plan. All decisions, determinations and interpretations of the Board shall be conclusive and binding upon all persons.

     3. SHARES SUBJECT TO THE PLAN. The maximum aggregate number of shares of Common Stock which may be subject to ISOs, nonqualified stock options, SARs, Restricted Stock and Restricted Stock Units awarded under the Plan is 2,000,000 shares, subject to adjustment as provided in Section 8. Shares which may be delivered on exercise or settlement of Options, SARs, Restricted Stock or Restricted Stock Units may be previously issued shares reacquired by the Corporation and held in its treasury or authorized but unissued shares. Shares represented by Restricted Stock or Restricted Stock Units that are forfeited and shares subject to Options or SARs that are forfeited, cancelled, or that otherwise expire unexercised (without having been surrendered upon the exercise of SARs, whether settled in cash or Common Stock) shall again be available for grant under the Plan.

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     4. ELIGIBILITY. The Board shall from time to time in its discretion select the employees, directors or consultants to whom Options, SARs, Restricted Stock and Restricted Stock Units shall be granted from among the key employees, directors and consultants of the Corporation, and such selected employees, directors and consultants ("Participants") shall be eligible to receive any benefit available under the Plan, except that only employees of the Corporation shall be eligible to receive grants of ISOs.

     5. OPTIONS.

     (a) GRANT. The Board may in its discretion determine the time or times when Options shall be granted and the number of shares of Common Stock to be subject to each Option. Options may be granted under the Plan on such terms and conditions as the Board considers appropriate, which may differ from those provided in the Plan when such Options are granted in substitution for stock options held by employees of other companies who become employees of the Corporation as the result of a merger or consolidation of the employing company with, or the acquisition of the property or stock of the employing company by, the Corporation.

     (b) ISO $100,000 LIMIT. In the case of an ISO, the aggregate fair market value (as defined in Section 5(e), determined as of the date the ISO is granted) of the stock for which ISOs may become exercisable by any individual employee for the first time during any calendar year (under all stock option plans of the Corporation) shall not exceed $100,000.

     (c) TERM. Except as provided in Section 5(f), each Option shall be for such term as the Board shall determine, but not more than 10 years from the date it is granted, except that the term of a nonqualified stock option may extend up to 11 years from the date the Option is granted if the Participant dies within the tenth year following the date of grant.

     (d) PURCHASE PRICE. Except as provided in Sections (a) and (f), the purchase price for each share of Common Stock subject to an ISO shall be not less than the fair market value (as defined in Section 5(e)) of the Common Stock on the date the Option is granted, and the purchase price for each share of Common Stock subject to a nonqualified stock option shall be as determined by the Board in its discretion.

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     (e) FAIR MARKET VALUE. As used herein, fair market value shall mean, on any day specified herein, (i) the average of the highest and lowest trading price of a share of Common Stock or other capital stock of the Corporation on the principal national securities exchange on which such stock is then listed or admitted to trading on such date, or, if no trade occurs on such date, the average of the reported closing bid and asked prices on such date on such exchange, or (ii) if such stock is not then listed or admitted to trading on any national securities exchange but is designated as a National Market System Security by the National Association of Securities Dealers, the last reported trading price of such stock on such National Market System on such date, or
(iii) if there shall have been no trading on such National Market System on such date or if such stock is not so designated, the average of the reported closing bid and asked prices of such stock on such date as shown by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or (iv) if such stock is not quoted on NASDAQ, the average of the firm bid and offer prices for such stock as reported on the NASDAQ OTC Bulletin Board Display Service on such date or the average of the then most recently reported such prices, or (v) if such stock is not quoted on the NASDAQ OTC Bulletin Board Display Service, the average of the bid and asked prices for such stock on such date as reported in the "pink sheets" published by the National Quotation Bureau or as quoted by any member firm of the New York Stock Exchange selected by the Board, or (vi) if none of (i), (ii), (iii), (iv) or (v) is applicable, a price per share determined in good faith by the Board to be the fair market value.

     (f) LIMITS FOR 10% STOCKHOLDERS. In the case of an ISO granted to an employee who at the time the ISO is granted owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or of its parent corporation (as defined in Section 424 of the Code), the purchase price for each share of Common Stock subject to the ISO shall be at least 110 percent of the fair market value (as defined in Section 5(e)) of the share at the time such ISO is granted, and such ISO shall not be exercisable after the expiration of five years from the date such ISO is granted.

     (g) METHOD OF EXERCISE. Exercise of an Option shall be by written notice in the form and manner determined by the Board. Except as otherwise determined by the Board, no Option may be exercised to any extent before one year from the date of grant. The Board in its discretion may (i) determine installment exercise terms

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for an Option under which it may be exercised in a series of cumulative installments, (ii) prescribe rules limiting the frequency of exercise of Options or the minimum number of shares that may be exercised at any one time, (iii) determine the form of consideration (including cash, shares of capital stock of the Corporation valued at fair market value (as defined in Section 5(e)) as of the date of exercise, or any combination of cash and shares of such capital stock) which may be accepted in payment of the purchase price of shares purchased pursuant to the exercise of an Option, and (iv) prescribe such other rules or conditions as it considers appropriate regarding the exercise of Options granted under the Plan.

     (h) NOTICE OF DISQUALIFYING DISPOSITION. In the case of ISOs, the instruments evidencing the ISO shall provide that if, within two years from the date of grant of the ISO or within one year after the transfer of shares of Common Stock on exercise of the ISO, the employee makes a disposition (as defined in Section 424(c) of the Code) of any shares of such Common Stock, the employee shall notify the Corporation of such disposition in the manner and within the time as the Board in its discretion shall determine. The Board may direct that a legend restricting transfer in the absence of appropriate notification be affixed to any stock certificates representing Common Stock issued under the Plan.

     (i) WRITTEN OPTION AGREEMENTS. Each Option shall be evidenced by a written instrument which shall state such terms and conditions which are not inconsistent with the provisions of the Plan as the Board in its sole discretion shall determine and approve, including terms and conditions regarding the exercise of Options following termination of employment or service as a director or consultant.

     6. STOCK APPRECIATION RIGHTS. The Board may from time to time grant SARs unrelated to Options or related to Options or portions of Options granted to Participants under the Plan. SARs shall be evidenced by a written instrument and shall be subject to such terms and conditions as the Board may determine. Upon exercise of a SAR or portion thereof, the Participant shall be entitled to receive payment of an amount equal to the aggregate appreciation in value of the shares of Common Stock as to which the SAR was awarded, as measured by the difference between the purchase price of such shares and their fair market value (as defined in Section

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5(e)) at the date of exercise. Such payments may be made in cash, in shares of
Common Stock valued at fair market value (as defined in Section 5(e)) as of the date of exercise, or in any combination thereof, as the Board in its discretion shall determine.

     7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

     (a) AWARD. The Board may in its discretion determine the time or times when Restricted Stock and Restricted Stock Units shall be awarded to Participants and the number of shares of Common Stock to be subject to each award. Each award of Restricted Stock and Restricted Stock Units shall be evidenced by a written instrument which shall state the number of shares of Restricted Stock or the number of Restricted Stock Units covered by the award and the terms and conditions which the Board shall have determined with respect to such award.

     (b) RIGHTS WITH RESPECT TO RESTRICTED STOCK DURING RESTRICTION PERIOD. A stock certificate representing the shares of Restricted Stock granted to a Participant shall be registered in the Participant's name but shall be held in custody by the Corporation for the Participant's account. The Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to receive cash dividends and the right to vote, except that the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of a certificate for the shares of Restricted Stock until the expiration or termination of the Restriction Period (as defined in Section 7(f)) and the satisfaction of any other conditions prescribed by the Board; (ii) none of the Restricted Stock may be sold, transferred (except by will or the laws of descent and distribution), assigned, pledged, or otherwise encumbered or disposed of until the expiration or termination of the Restriction Period; and (iii) except as the terms and conditions of the award may otherwise provide, the Participant shall forfeit and immediately transfer back to the Corporation without payment all of the Restricted Stock, and all rights of the Participant to such Restricted Stock shall terminate without further obligation on the part of the Corporation, if and when the Participant ceases to be an employee, director or consultant, as the case may be, of the Corporation prior to expiration or termination of the Restriction Period and the satisfaction of any other conditions prescribed by the Board applicable to such Restricted Stock.

     (c) RIGHTS WITH RESPECT TO RESTRICTED STOCK UPON EXPIRATION OF RESTRICTION PERIOD. Upon the expiration or termination of the Restriction Period or Periods (as defined in Section 7(f)) applicable to each award of Restricted Stock and the satisfaction of any other

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conditions prescribed by the Board, the restrictions applicable to the
Restricted Stock shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or the Participant's estate, as the case may be. The Corporation shall not be required to deliver any fractional share of Common Stock, but will pay, in lieu thereof, the fair market value (as defined in Section 5(e), determined as of the date the restrictions lapse) of such fractional share to the Participant or the Participant's estate, as the case may be. No payment will be required from the Participant upon the issuance or delivery of any shares of Restricted Stock, except as provided in Section 11(d).

     (d) RIGHTS WITH RESPECT TO RESTRICTED STOCK UNITS DURING RESTRICTION PERIOD. A Participant whose Restricted Stock Units have not previously terminated shall be entitled to receive payment in an amount equal to each cash dividend the Corporation would have paid to such Participant during the term of those Restricted Stock Units as if the Participant had been the owner of record of the shares of Common Stock covered by such Restricted Stock Units on the record date for the payment of such dividend. Payment of each such dividend equivalent shall be made on the payment date of the cash dividend with respect to which it is made, or as soon as practicable thereafter.

     (e) RIGHTS WITH RESPECT TO RESTRICTED STOCK UNITS UPON EXPIRATION OF RESTRICTION PERIOD. Upon expiration of the Restriction Period or Periods applicable to each award of Restricted Stock Units and the satisfaction of any other conditions prescribed by the Board, the Participant shall, without payment on the Participant's part, be entitled to receive payment in an amount equal to the aggregate fair market value (as defined in Section 5(e)) of the shares of Common Stock covered by such grant on the date of expiration. Such payment may be made in cash, in shares of Common Stock equal to the number of Restricted Stock Units with respect to which such payment is made, or in any combination thereof, as the Board in its discretion shall determine.

     (f) RESTRICTION PERIOD; CONTINUED EMPLOYMENT. Each award of Restricted Stock and Restricted Stock Units shall require the Participant to remain in the employment of, or remain a director of or consultant to, the Corporation for a prescribed period (the "Restriction Period"), subject to the occurrence of certain events as the Board may determine and specify in the written instrument evidencing such award. The Board shall determine the Restriction

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Period or Periods which shall apply to the shares of Common Stock covered by each award of Restricted Stock or Restricted Stock Units, PROVIDED that in no case shall the Restriction Period be less than three years. All Restricted Stock Units granted to a Participant under the Plan shall terminate without further obligation on the part of the Corporation if and when the Participant ceases to be an employee or director of, or consultant to, the Corporation prior to expiration or termination of the Restriction Period and the satisfaction of any other conditions prescribed by the Board applicable to Restricted Stock Units, and in such event the Participant shall not be entitled to receive any payment with respect to those Restricted Stock Units, except as provided in Section 5(d).

     8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. If there is a change in the number or kind of outstanding shares of the Corporation's Common Stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or other similar event, or if there is a distribution to stockholders of the Corporation's Common Stock other than a cash dividend, appropriate adjustments shall be made by the Board to the number and kind of shares subject to the Plan; the number and kind of shares under Options, SARs, Restricted Stock and Restricted Stock Units then outstanding; the maximum number of shares available for Options, SARs, Restricted Stock and Restricted Stock Units; the purchase price for shares of Common Stock covered by Options; and other relevant provisions, in each case to the extent that the Board, in its sole discretion, determines necessary to be equitable. Similar adjustments may also be made by the Board in its discretion if substitute Options are granted pursuant to Section 5(a).

     9. TRANSFERABILITY OF OPTIONS, SARS, RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Options, SARs, Restricted Stock and Restricted Stock Units may be made assignable or transferable by the Participant, at the sole discretion of the Board as reflected in the instrument with respect thereto, PROVIDED that ISOs shall be nonassignable and nontransferable by the employee other than by will or the laws of descent and distribution, and shall be exercisable during the employee's lifetime only by the employee or the employee's agent, attorney-in-fact or guardian.

     10. TERMINATION; AMENDMENTS.

     (a) The Board may terminate the Plan at any time. Unless the Plan shall previously have been terminated by the Board, it shall

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terminate on January 7, 2007. No Option, SAR, Restricted Stock or Restricted
Stock Unit may be granted after such termination.

     (b) The Board may at any time or times amend the Plan or amend any outstanding Options, SARs, or awards of Restricted Stock or Restricted Stock Units for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law, provided that no amendment of any outstanding Options, SARs, Restricted Stock or Restricted Stock Units shall contain terms or conditions inconsistent with the provisions of the Plan as determined by the Board.

     (c) Except as provided in Section 8, no such amendment shall, without the approval of the stockholders of the Corporation: (i) increase the maximum number of shares of Common Stock for which ISOs may be granted under the Plan or (ii) except to the extent required or permitted under Section 5(a) in the case of substitute Options, reduce the price at which ISOs may be granted below the price provided for in Section 5(d).

     11. MISCELLANEOUS.

     (a) LAWS AND REGULATIONS. The Plan, the grant and exercise of Options, the award of SARs, Restricted Stock and Restricted Stock Units, and the obligation of the Corporation to sell or deliver shares of Common Stock under the Plan shall be subject to all applicable laws, regulations and rules.

     (b) NO EMPLOYMENT RIGHTS. Nothing in the Plan shall confer upon any Participant any right to continued employment, or interfere with the right of the Corporation to terminate a Participant's employment at any time.

     (c) SECTION 83(b) ELECTION. If a Participant elects, in accordance with
Section 83(b) of the Code, to recognize ordinary income in the year in which an Option or Restricted Stock is awarded, the Participant shall furnish to the Corporation a copy of a completed and signed election form and shall pay (or make arrangements satisfactory to the Corporation to pay) to the Corporation, within sixty (60) days after the grant date, any Federal, state and local taxes required to be withheld with respect to the Option or Restricted Stock.

     (d) TAX WITHHOLDING. Any payment to or settlement with a Participant in cash or in Common Stock pursuant to any provision of

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the Plan shall be subject to withholding of income tax, FICA tax or other taxes to the extent the Corporation is required to make such withholding. Any required withholding payable by a Participant with respect to any tax may be paid in cash, shares of capital stock of the Corporation or in a combination of cash and shares of such capital stock having an aggregate fair market value (as defined in Section 5(e)) equal to the amount of any required withholding obligation. The Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state and local taxes required by law to be withheld or collected with respect to Options, SARs, Restricted Stock and Restricted Stock Units under the Plan.

     (e) LOANS. The Board may, in its discretion, make loans available to Participants, on reasonable terms, with funds to be provided by the Corporation, to facilitate payment of the exercise price of, or any tax withholding obligation with respect to, any Options, SARs, Restricted Stock or Restricted Stock Units granted under the Plan. The Board or the Corporation may, in their respective discretion, take other steps to enable the Corporation to facilitate the payment of such exercise price or tax withholding obligations by a Participant, including but not limited to arranging for the provision of loans by, or other arrangements with, third parties, including but not limited to banks or brokers, with or without a guarantee of such loans by the Corporation.

     (f) STATUS OF AWARDS. Awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Corporation and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

     (g) WAIVER OF RESTRICTIONS. The Board may, in its sole discretion, based on such factors as the Board may deem appropriate, waive in whole or in part any remaining restrictions or vesting requirements in connection with any grant hereunder.

     (h) DELEGATION TO MANAGEMENT. The Board may delegate to one or more officers of the Corporation or a committee of officers the right to make grants hereunder to employees who are not officers or directors of the Corporation and to cancel or suspend grants to employees who are not officers or directors of the Corporation.

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     (i) AFFILIATES. References herein to employees of the Corporation shall refer to employees of the Corporation, its parents and subsidiaries, and its successors. "Subsidiary" as used herein shall have the meaning of "subsidiary corporation" as defined in Section 424 of the Code.

     (j) ADJUSTMENT OF GRANTS. The Board shall be authorized to make adjustments in performance criteria or in the other terms and conditions of grants in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in applicable laws, regulations or accounting principles; PROVIDED, HOWEVER, that no such adjustment shall impair the rights of any Participant without the Participant's consent. The Board may also make grants hereunder in replacement of, or as alternatives to, grants previously granted to Participants, including without limitation previously granted Options having higher option prices and grants or rights under any other plan of the Corporation or of any acquired entity. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any grant in the manner and to the extent it shall deem desirable to effectuate the Plan, and the Board shall be the sole and final judge of such desirability. In the event the Corporation shall assume outstanding employee benefit grants or the right or obligation to make future such grants in connection with the acquisition of another corporation, entity or business, the Board may, in its discretion, make such adjustments in the terms of grants under the Plan as it shall deem appropriate.

     (k) CONSIDERATION FOR GRANTS. Except as otherwise required in any applicable agreement or by the terms of the Plan, Participants shall not be required to make any payment or provide consideration for a grant other than the rendering of services.

     12. EFFECTIVE DATE. The Plan shall become effective upon approval by the Board; PROVIDED, HOWEVER, that the Plan shall be submitted to the stockholders for approval, and if not approved by the stockholders within one year from the date of approval by the Board shall be of no force and effect. Options, SARs, Restricted Stock and Restricted Stock Units granted by the Board before approval of the Plan by the stockholders shall be granted subject to such approval and shall not be exercisable or payable before such approval. ISOs may be granted by the Board and other actions may be taken under or with respect to the Plan pursuant to any Plan amendment that is subject to stockholder approval, prior to the receipt of such stockholder approval, provided that such ISOs shall not be exercisable before such approval.


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